UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2010, Helix BioMedix, Inc. (the “Company”) entered into an International Distribution Agreement with Dermopia Inc. (“Dermopia”), pursuant to which Dermopia was appointed as an exclusive distributor of certain of the Company’s proprietary skin care, wound care and anti-microbial products in certain cosmetic and medical industry markets in China, Japan and South Korea (the “Dermopia Distribution Agreement”). The Dermopia Distribution Agreement contains initial and annual minimum purchase requirements and expires March 31, 2015 unless renewed for subsequent one-year terms upon mutual consent of the parties thereto. Dermopia is the successor to RubyDerm Bio Inc. (“RubyDerm Bio”), with which the Company was a party to an International Distribution Agreement dated March 3, 2010 (the “RubyDerm Bio Distribution Agreement”), and the terms and conditions of the Dermopia Distribution Agreement are substantially identical to those of the RubyDerm Bio Distribution Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On November 18, 2010, the Company delivered a notice of termination to RubyDerm Bio terminating the RubyDerm Bio Distribution Agreement pursuant to the terms and conditions thereof. See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: December 21, 2010	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer

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